Exhibit 5(b)

Morgan, Lewis & Bockius LLP	Morgan Lewis
101 Park Avenue
New York, NY 10178-0060	C O U N S E L O R S A T L A W
Tel: 212.309.6000
Fax: 212.309.6001
www.morganlewis.com

August 2, 2013

ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by ALLETE, Inc. (“Company”), on or about the date hereof, with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), for the registration of 164,661 shares of the Company's Common Stock, without par value (“Common Stock”), in connection with the ALLETE Non-Employee Director Stock Plan (“Plan”). This opinion is given with respect to the shares of Common Stock to the extent that they include newly-issued shares.

In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

Based upon the foregoing, we are of the opinion that the shares of Common Stock will be validly issued, fully paid and non-assessable when the Common Stock shall have been issued and sold for the consideration contemplated by the Plan and in compliance with authority contained in an order or orders of the Minnesota Public Utilities Commission, and as otherwise contemplated by the Registration Statement.

This opinion is limited to the laws of the States of Minnesota and New York and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of Minnesota law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Deborah A. Amberg, Esq., Senior Vice President, General Counsel and Secretary of the Company. As to all matters of New York law, Deborah A. Amberg, Esq., is hereby authorized to rely upon this opinion to the same extent as if this opinion had been addressed to her.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ MORGAN, LEWIS & BOCKIUS LLP
MORGAN, LEWIS & BOCKIUS LLP